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                                                                    EXHIBIT 23.2

                   [Rothstein, Kass & Company P.C. letterhead]




                                     CONSENT

We consent to the incorporation by reference in the registration statement of S2 Golf Inc. on Form S-4 of our report dated February 18, 2000, on our audits of the financial statements of S2 Golf Inc. as of December 31, 1999, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".

                                  /s/ Rothstein, Kass & Company P.C.

Roseland, New Jersey
October 10, 2000